Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002

      In connection with the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2005 of Pennichuck Corporation (the "Company") as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, William D. Patterson, Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 15, 2005	/s/ William D. Patterson

	Name:	William D. Patterson
	Title:	Vice President, Treasurer and
Chief Financial Officer

      The foregoing certification shall not be deemed to be filed for purposes of Section 18 of the Securities and Exchange Act of 1934 or otherwise subject to liability under that section. This certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act except to the extent this Exhibit 32.2 is expressly and specifically incorporated by reference in any such filing.

      A signed original of this written statement required by 18 U.S.C. Section 1350 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

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